Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.333-202116 and 333-196017) of TrueCar, Inc. of our report dated March 11, 2015 relating to the financial statements, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Los Angeles, California
March 11, 2015